Exhibit 10.52

FIRST AMENDMENT TO AMENDED AND RESTATED

SALES REPRESENTATIVE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED SALES REPRESENTATIVE AGREEMENT (the “Amendment”) is made as of March 6, 2005 (the “Effective Date”), by and between Micro Therapeutics, Inc., a Delaware corporation (“MTI”) and ev3 International, Inc., a Delaware corporation (“ev3”) and amends that certain Amended and Restated Sales Representative Agreement, dated as of August 4, 2003, by and between MTI and ev3 (the “Agreement”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, MTI and ev3 entered into the Agreement to set forth the terms and conditions upon which ev3 would provide sales services to MTI for sales of the Products;

WHEREAS, MTI and ev3 desire to amend the Agreement as set forth in this Amendment; and

WHEREAS, Section 19 of the Agreement provides that no amendment to the Agreement may be enforced unless in writing and signed by each of MTI and ev3.

AGREEMENT

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1. Section 13(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Term. This Agreement will become effective on the Effective Date and continue in effect until November 16, 2006, unless earlier terminated pursuant to Section 13(b). This Agreement will automatically renew for subsequent 1 year periods unless either party provides the other party written notice 180 days prior to the expiration of the initial term or any renewal term of its intention not to renew.”

2. Section 13(b)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“the direct or indirect ownership or control of the other party changes as follows: MTI may only exercise its right of termination under this Section in the event that Warburg Pincus (together with its affiliates) ceases to own or control at least 40% of ev3, or its ultimate parent entity. ev3 may only exercise it’s right of termination under this Section if a third party gains control of MTI from, or subsequent to, Warburg Pincus (together with its affiliates). Control of MTI will be deemed to have changed to a third party if that party acquires control over more shares of MTI than Warburg Pincus (together with its affiliates) controls at that point in time. For purposes of this Section, an initial public offering of a party will not be considered to create a right of termination under this Agreement.”

3. Except as amended hereby, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

Micro Therapeutics, Inc.		ev3 International, Inc.

By:	/s/ Thomas C. Wilder, III	By:	/s/ James Corbett
	Thomas C. Wilder, III, President and Chief Executive Officer		James Corbett, President and Chief Executive Officer

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